Exhibit 23.3

R.K. MacLeod*, B.S., P.Eng., President
H.J. Helwerda*, B.Sc., P.Eng., Executive V.P.
J.L. Chipperfield*, B.Sc., P.Geol., Senior V.P.
R.N. Johnson*, B.Sc., P.Eng., V.P., Engineering
D.W.C. Ho*, B.A.Sc., P.Eng., V.P., Engineering
G.D. Robinson*, B.Sc., P.Eng., V.P., Engineering
D.J. Carsted*, CD, B.Sc., P.Geol., V.P., Geoscience
K.P. McDonald, B.Comm., C.A., Controller;
Corporate Secretary

*Directors	M.W. Maughan, B.S., P.Geol., C.P.G., V.P., Geoscience
C.M.F. Galas, Ph.D., P.Eng., Manager, Reservoir Studies
R. Gerritse, B.Sc., Manager, Systems
B.F. Jose, M.Sc., P.Geoph., Manager, Geoscience
C.P. Six, B.Sc., P.Eng., Manager, Engineering
D.W. Woods, B.Ed., B.Sc., P.Eng., Manager, Engineering
D.R. Bates, B.Sc., P.Eng.
G.R. Finnis, B.Sc., P.Eng.
H.J. Firta, B.S., P.Eng.
K. Ghaffari, M.Sc., P.Eng.
J. Hanko, B.Sc., P.Geol.
P.B. Jung, B.S., P.Eng.
A. Kovaltchouk, M.Sc., P.Geol.
B.M. MacKinnon, B.Eng., P.Eng.
M.J. O’Blenes, M.Sc., P.Eng.
S.W. Pennell, B.Sc. Eng.
L.M. Precul, M.Sc., P.Eng.
G.I. Sanden, B.Sc., P.Eng.
M.W. Sargent, Ph.D., P.Geol.
V.Y. Savenkov, M.Sc., MBA, P.Eng.
P.C. Sidey, B.Sc., P.Eng.
N.T. Stewart, B.A.Sc., P.Eng.
G.D. Strother-Stewart, B.Sc., P.Geol.
W.J. Waddell, B.Sc., P.Geol.
R.R. Warholm, B.Sc., P.Eng.
T.K. Wong, B.Sc., P.Geol.

September 24, 2007
U.S. Securities and Exchange Commission
Re: Consent of Independent Petroleum Engineers
Dear Sirs:
Sproule Associates Limited does hereby consent to the use of the reports prepared by Sproule Associates, Inc. relating to the proved oil and gas reserves in reports dated December 31, 2004 and December 31, 2005 and to the reference to the firm as an expert in the Form S-1 Registration Statement (including any amendments thereto) being filed by Resolute Energy Partners, LP.

Sincerely,

Harry J. Helwerda, P.Eng.
Executive Vice-President

Enclosure(s)
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